As filed with the Securities and Exchange Commission on December 1, 2003

Registration No. 333 -109965

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2836 (Primary Standard Industrial Classification Code Number)	94-3378733 (I.R.S. Employer Identification Number)

717 Potter Street, Suite 100
Berkeley, CA 94710-2722
(510) 848-5100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Dino Dina, M.D.
President and Chief Executive Officer
Dynavax Technologies Corporation
717 Potter Street, Suite 100
Berkeley, CA 94710-2722
(510) 848-5100
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

John W. Campbell, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, California 94105	Alan C. Mendelson, Esq. Patrick A. Pohlen, Esq. Latham & Watkins LLP 135 Commonwealth Drive Menlo Park, California 94025

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note
PART II
Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
EXHIBIT INDEX
Exhibit 10.7
Exhibit 10.8
Exhibit 10.9
Exhibit 10.10

Explanatory Note

     This Amendment No. 1 is being filed solely for the purpose of filing Exhibits 10.7, 10.8, 10.9 and 10.10 to the Registration Statement. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

     (a) Exhibits

     The exhibits are as set forth in the Exhibit Index.

     (b) Financial Statement Schedules.

     All schedules have been omitted because they are not required or are not applicable or the required information is shown in the financial statements or related notes.

II-1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 1st day of December, 2003.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ DINO DINA, M.D. Dino Dina, M.D. President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DINO DINA, M.D. Dino Dina	President, Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2003

* William J. Dawson	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2003

* Daniel S. Janney	Chairman of the Board	December 1, 2003

* Louis C. Bock	Director	December 1, 2003

* Dennis Carson, M.D.	Director	December 1, 2003

* Jan Leschly	Director	December 1, 2003

* Arnold L. Oronsky, Ph.D.	Director	December 1, 2003

* Pursuant to Power of Attorney

/s/ DINO DINA, M.D. Attorney-in-fact		December 1, 2003

II-2

EXHIBIT INDEX

Exhibit
Number	Document

1.1*	Form of Underwriting Agreement

3.1*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon the closing of this offering

3.2*	Form of Bylaws of the Registrant to be in effect upon the closing of this offering

4.1	Reference is made to Exhibits 3.1 and 3.2

4.2*	Specimen Stock Certificate of the Registrant

4.3*	Fourth Amended Investors’ Rights Agreement, dated as of October 20, 2003, between the Registrant and certain holders of the Registrant’s preferred stock

5.1*	Opinion of Morrison & Foerster LLP as to the legality of the common stock

10.1**	Form of Indemnification Agreement between the Registrant and each of its executive officers and directors

10.2*	Registrant’s 1997 Equity Incentive Plan, as amended

10.3*	2003 Stock Incentive Plan, including forms of agreements thereunder

10.4*	2003 Employee Stock Purchase Plan, including forms of agreements thereunder

10.5**	Triple Net Laboratory Lease, dated as of January 30, 1998, between the Registrant and Fifth & Potter Street Associates, LLC, including an amendment thereof

10.6*	Standard Industrial/Commercial Multi-Tenant Lease — Gross, dated January 31, 2001, between the Registrant and Neil Goldberg and Hagit Cohen

10.7+	Development Collaboration Agreement, dated June 10, 2003, between the Registrant and BioSeek, Inc.

10.8+	License and Supply Agreement, dated October 28, 2003, between the Registrant and Berna Biotech AG

10.9+	Exclusive License Agreement, dated March 26, 1997, between the Registrant and the Regents of the University of California, for Method, Composition and Devices for Administration of Naked Nucleotides which Express Biologically Active Peptides and Immunostimulatory Oligonucleotide Conjugates, including three amendments thereof.

10.10+	Exclusive License Agreement, dated October 2, 1998, between the Registrant and the Regents of the University of California, for Compounds for Inhibition of Ceramide-Mediated Signal Transduction and New Anti-Inflammatory Inhibitors:
Inhibitors of Stress Activated Protein Kinase Pathways, including one amendment thereof.

10.11**	Management Continuity Agreement, dated as of October 15, 2003, between the Registrant and Dino Dina

10.12**	Management Continuity Agreement, dated as of September 2, 2003, between the Registrant and Daniel Levitt

10.13**	Management Continuity and Severance Agreement, dated as of August 1, 2003, between the Registrant and William J. Dawson

10.14**	Management Continuity and Severance Agreement, dated as of August 1, 2003, between the Registrant and Stephen Tuck

10.15**	Management Continuity and Severance Agreement, dated as of August 1, 2003, between the Registrant and Robert Lee Coffman

10.16**	Management Continuity and Severance Agreement, dated as of August 1, 2003, between the Registrant and Gary Van Nest

16.1**	Letter from PricewaterhouseCoopers LLP, regarding change in certifying accountants

23.1*	Consent of Morrison & Foerster LLP (see Exhibit 5.1)

23.2**	Consent of Ernst & Young LLP, Independent Auditors

23.3**	Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1**	Power of Attorney. Reference is made to the signature page included with the initial filing of the registration statement on Form S-1 with the SEC on October 24, 2003

*	To be filed by amendment
**	Previously filed
+	Confidential treatment has been requested with regard to certain portions of this document.